FILED                                         FILING FEE $125.00 T.N
   IN THE OFFICE OF THE                                 RECEIPT #C- 86626
SECRETARY OF STATE OF THE                               CORPORATE SERVICE CENT
     STATE OF NEVADA                                    1280 TERMINAL WAY #15
                                                        RENO, NV 89502
       AUG 18 1993
        10126-93

                          ARTICLES OF INCORPORATION OF
                            LANS FIDELITY CORPORATION

FIRST. The name of the corporation is:
                            LANS FIDELITY CORPORATION

SECOND. The resident agent for this corporation shall be: CORPORATE SERVICE CENTER. The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1280 Terminal War, Suite 3, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place or places within or without the State, of Nevada as may be from time to time designated by the Board of Directors, or by the By-laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside, the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with par value of $.001 per share, and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the ByLaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows: Shelley Kidder, 1280 Terminal Way, Suite 15, Reno, NV 89502.

SIXTH. The capital stock, after the amount of subscription price, or the par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name And post office address of the Incorporator signing this Articles of Incorporation is as follows: Shelley Kidder, 1280 Terminal Way, Suite 15, Reno, NV 89502.

EIGHTH. The corporation is to have perpetual existence.

NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fideciary duty as a director or officer or for an act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or, (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 18th day of August, 1993.

                                                    /s/ Shelly Kidder
                                                  ------------------------------
                                                  Shelly Kidder, Incorporator
STATE OF NEVADA )
                )     SS:
WASHOE COUNTY   )

On the 18th day of August, 1993, in Reno, Washoe County, Nevada, before me, the undersigned, a Notary Public in and for Washoe County, State of Nevada, personally appeared Shelley Kidder, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

[SEAL OF NOTARY PUBLIC]                            _____________________________
                                                   Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT I, CORPORATE SERVICE CENTER, hereby accept the apointment as Resident Agent of LANS FIDELITY CORPORATION

                                                 Corporate Service Center

Date: August 18, 1993                            By:____________________________
                                                    Signature of Resident Agent